UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 5, 2007

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029-8303
(Address of principal executive offices, including zip code)
(262) 369-8163
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of The Middleton Doll Company (the “Company”) awarded Craig R. Bald, Vice President Finance, Chief Financial Officer, Secretary and Treasurer of the Company, and Kenneth A. Werner, Jr., a director of the Company and the President of the Company’s subsidiaries, License Products, Inc. and Lee Middleton Original Dolls, Inc., restricted shares of Common Stock and nonqualified stock options. The nonqualified stock options were granted under The Middleton Doll Company 2003 Stock Option Plan, as amended (the “2003 Plan”). Mr. Bald was granted 25,000 restricted shares of Common Stock, and Mr. Werner was granted 50,000 restricted shares of Common Stock. Mr. Bald was granted an option to purchase 50,000 shares of Common Stock, and Mr. Werner was granted an option to purchase 100,000 shares of Common Stock. The option price was $0.33 per share, being the fair market value (namely, the closing sale price of the Common Stock) of a share of Common Stock on April 5, 2007, the grant date.

        All shares of restricted stock discussed in this Item 5.02 vest ratably over a three year period from the date of grant, based upon continued service as an employee, or earlier in the event of death or disability or change of control. Prior to vesting, Messrs. Bald and Werner are entitled to receive dividends on the shares of restricted stock (dividends paid in shares of Common Stock are subject to the same risk of forfeiture and restrictions on transferability as the restricted shares) and to exercise voting rights. All of the options discussed in this Item 5.02 vest ratably over a four year period from the date of grant, and expire 10 years from the date of grant.

        In connection with granting the options, the Committee amended the 2003 Plan to (1) provide that the exercise price of stock option grants under the 2003 Plan is the fair market value (namely, the closing sale price of the Common Stock) of the Common Stock on the date of the grant, not on the business day immediately prior to the date of grant; and (2) increase the number of shares of Common Stock that may be granted to a participant in any single fiscal year from 85,000 to 100,000. The 2003 Plan, as amended, the form of Restricted Stock Grant Agreement and the form of Non-Qualified Stock Option Agreement are attached to this Current Report on Form 8-K and are incorporated by reference into this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

10.1	The Middleton Doll Company 2003 Stock Option Plan, as amended.

10.2	Form of Restricted Stock Grant Agreement.

10.3	Form of Non-Qualified Stock Option Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Vice President Finance, Chief Financial Officer,
Secretary and Treasurer

Dated: April 11, 2007

Signature Page

THE MIDDLETON DOLL COMPANY

Exhibit Index to Current Report on Form 8-K dated April 11, 2007

Exhibit
Number

10.1	The Middleton Doll Company 2003 Stock Option Plan, as amended.

10.2	Form of Restricted Stock Grant Agreement.

10.3	Form of Non-Qualified Stock Option Agreement.

Exhibit Index